Exhibit 3.1d

ATTACHMENT

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES FOR THE

SERIES A CONVERTIBLE PREFERRED STOCK OF NUTRIBAND INC.

The undersigned, the Chief Executive Officer of Nutriband Inc., a Nevada corporation (“Nutriband”) or (the "Company"), in accordance with the provisions of Section 1955, Chapter 78 Nevada Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating the Series A Convertible Preferred Stock, was duly adopted on July 3, 2025:

RESOLVED, that, pursuant to authority expressly vested in it by the Certificate of Incorporation, the Board of Directors hereby approves the designation and issuance of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which series shall have the following powers, designations, preferences and relative, participating, optional or other rights and the following qualifications, limitations or restrictions thereof as set forth in Exhibit I for the Series A Preferred Stock.

EXHIBIT I

SERIES A CONVERTIBLE PREFERRED STOCK TERMS

Section 1.  Designation, Amount and Par Value.

The series of preferred stock shall be designated as the Series A Convertible Preferred Stock (the “Series

A Preferred Stock”), and the number of shares so designated and authorized shall be 2,788,678 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall have a par value of $0.001 per share (the “Par Value”).

Section 2.  Distributions.

So long as any shares of Series A Preferred Stock outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of ninety percent (90%) of the shares of Series A Preferred Stock then outstanding (the “Requisite Holders”), (a) redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 9), (b) directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, or (c) set aside any monies to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

The sale, conveyance or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company for purposes of this paragraph. The merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed to be an event of liquidation, dissolution or winding up, if the holders of the Series A Preferred Stock outstanding upon the effectiveness of such merger or combination, receive for each share of Series A Preferred Stock one share of preference stock of the resulting or surviving corporation, which share of preferred stock will have rights and privileges roughly equivalent to the rights and privileges of the Series A Preferred Stock.

Section 2a.  Dividends. Holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor. For any other dividends or distributions, the Series A Preferred Stock will participate with the Company’s common stock (“Common Stock”) on an as-converted basis.

Section 3.  The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

Section 4.  Liquidation. In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed equally among the holders of Common Stock and the holders of Series A Preferred Stock, with each share of Series A Preferred being treated as though it were a share of our Common Stock. Holders of Series A Preferred Stock will not have any preference over the holders of our Common Stock.

Section 5.

(a)  Conversion at Option of Holder. Following the date of the approval by the Federal Drug

Administration of the Company’s transdermal pharmaceutical products that are based on the Company’s AVERSA™ abuse deterrent transdermal technology for commercial sale, each share of Series A Preferred Stock is convertible at the option of the holder into one share of Common Stock. To effect a conversion, the Holder must deliver to the Company via the U.S. mail, courier or facsimile in accordance with the delivery instructions set forth in an executed Notice of Conversion in the form attached hereto as Exhibit A (“Notice of Conversion”). The Notice of Conversion shall be executed by the Holder of one or more shares of Series A Preferred Stock (such Holder, a “Converting Holder”) and shall indicate such Holder’s intention to convert the specific number of shares of Series A Preferred Stock, representing all or a portion of the Holder’s shares of Series A Preferred Stock. The date of conversion (the “Conversion Date”) shall be deemed to be the date on which the Holder delivers the Notice of Conversion to the Company for the conversion shares, provided that, if the Notice of Conversion provides for the conversion of all of the then unconverted Preferred Stock of the Holder, the Holder must deliver to the Company the certificate or certificates representing all of the Holder’s Series A Preferred Stock no later than five (5) Trading Days thereafter. Each Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted, andthe date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice to the Company (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is delivered to and received by the Company pursuant to this Section 5(a).

(b)  Not later than five (5) Trading Days after a Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of shares of Series A Preferred Stock. The Company shall, upon request of the Holder, use reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(c)  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Series A Preferred Stock, not less than 100% of such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6 upon the conversion of all outstanding shares of Series A Preferred Stock hereunder). The Company covenants that all shares of Nutriband Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

Section 6. Adjustments to Conversion Price.

(a)  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)  Sale. If, for as long as any shares of Series A Preferred Stock remain outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity and, if an entity different from the successor or surviving entity, the entity whose capital stock or assets the holders of Common Stock of the Company are entitled to receive as a result of such transaction, expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Series A Preferred Stock may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation or transfer by a Holder of the number of shares of Common Stock into which then outstanding shares of Series A Preferred Stock might have been converted immediately before such merger, consolidation or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, the Holder hereof shall have the right to convert all of any of the outstanding Series A Preferred Stock by delivering a Notice of Conversion to the Company within 15 days of receipt of notice of such Sale from the Company.

(ii)  Spin Off. If, for as long as any shares of Series A Preferred Stock remain outstanding the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause to be reserved Spin Off Securities equal to the number thereof which would have been issued to all Holders had all shares of Series A Preferred Stock outstanding on the record date (the “Record Date”), for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (such outstanding shares of Series A Preferred Stock, the “Outstanding Preferred Stock”), if all Shares of Series A Preferred Stock had been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Securities”);

(iii).  Stock Splits, etc. If, at any time while any shares of Series A Preferred Stock remain outstanding (“Outstanding Shares”), the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price and any other amounts calculated as contemplated by this Certificate of Designations shall be equitably adjusted to reflect such action with respect to Outstanding Shares at the record date of such split. By way of illustration, and not in limitation, of the foregoing (a) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion with respect to Outstanding Shares for which the Company issues shares after the record date of such split, the Conversion Price shall be adjusted to equal one-half of what it had been calculated to be immediately prior to such split; (b) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion with respect to Outstanding Shares for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be adjusted to equal ten times what it had been calculated to be immediately prior to such split; and (c) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion with respect to Outstanding Shares for which the Company issues shares after the record date of such dividend, the Conversion Price shall be adjusted to equal such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

(iv).  Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Series A Preferred Stock, furnish to such Holder a like certificate setting forth (a) such adjustment or readjustment, (b) the Conversion Price in effect at the time and (c) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.

Section 7.  Status as Stockholder. Upon submission of a Notice of Conversion by a Holder of Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a Holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designations.

Section 8.  Rank of Series.

In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed equally among the holders of Common Stock, each share of Series A Preferred Stock being treated as though it were a share of our Common Stock.

Section 9. Definitions. For the purposes hereof, the following terms shall have the following meanings: “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Common Stock” means the common stock, $.001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Issuance Date” means the date printed on the certificate(s) evidencing the issuance of the Series A Preferred Stock.

“Holder” means a registered holder of a share or shares of Series A Preferred Stock.

“Junior Securities” means the Common Stock.

“Liquidation Preference” means, with respect to a share of Series A Preferred Stock, an amount equal to the Stated Value thereof.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Senior Securities” means each class or series of capital stock of the Company authorized prior to the original filing of this Certificate of Designations that, by its terms, is senior to the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Trading Day” means (a) a day on which the Common Stock is traded on OTC Markets or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Markets, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

EXHIBIT A

CONVERSION NOTICE

Date of Conversion Notice: ___________________________

(To be executed by the registered holder

to convert shares of Series A Preferred Stock)

The undersigned hereby elects, in accordance with the terms and conditions of the Certificate of Designation, to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Nutriband Inc. (the “Company”), as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Deliver to: Nutriband Inc., Attn: Serguei Melnik, President

   121 South Orange Ave., Suite 1500

   Orlando, Florida 32801

   (407) 377-6695

Conversion calculations:

Date to effect conversion: __________________________________

Number of shares of Series A Convertible Preferred Stock to be converted: _______________________

Number of shares of Common Stock to be issued: _________________________________________

Name of Holder: ____________________________________________________________________

Address of Holder: ___________________________________________________________________

Authorized Signature

IN WITNESS WHEREOF, the undersigned being the Chief Executive Officer of the Corporation, has hereunto signed this Certificate of Designations this 9th day of July, 2025.

_______G/S______________________________
Gareth Sheridan, CEO